Exhibit 32

Written Statement of the Chief Executive Officer and the

Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned certifies that to the best of our knowledge:

(1)

the Annual Report on Form 10-K of A. O. Smith Corporation for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.

Date: February 25, 2009

/s/ Paul W. Jones

Paul W. Jones

Chairman and Chief Executive Officer

/s/ Terry M. Murphy

Terry M. Murphy

Executive Vice President and Chief Financial Officer